SECURED CONVERTIBLE PROMISSORY NOTE

$500,000.000 (Original Principal Amount)	New York, New York July 16, 2008

 FOR VALUE RECEIVED, the adequacy of which is hereby acknowledged, the undersigned, Blue Holdings, Inc., a Nevada corporation having an address at 4901 Zambrano Street, Commerce, Ca 90040 (the “Maker” or “Borrower”), hereby promises to pay to Headgear, Inc., having an address at 3409 Chandler Creek Road, Virginia Beach, VA 23453 (the “Lender”), the aggregate sum of FIVE HUNDRED THOUSAND UNITED STATES DOLLARS ($500,000.00), subject to adjustment as provided herein.  This Note shall be due and payable in full, together with any other charges (if any), on March 15, 2009 (the “Maturity Date”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Loan and Security Agreement executed of even date herewith (the “Loan Agreement”).

1.          Repayment Terms.   All sums due to Lender hereunder shall be made as per the terms of this Section 1.  The Lender has agreed to accept payment under this Note as follows:  the principal amount of this Note shall be utilized as a Purchase Order Credit that allows the Lender to acquire Five Hundred Thousand Dollars worth of Borrower’s goods at a discount of 22.5% to Borrower’s spring merchandise line wholesale price list (the “Spring Line Sheets”), which is attached hereto as Exhibit A.  The selection of the goods shall be in Lender’s sole and absolute discretion from the Spring Line Sheets, provided that Borrower has the right to change the Spring Line Sheets from time to time to substitute an item of comparable quality and style for any item currently on the Sheets.  If the Maker does not provide shipment of the goods ordered within thirty (30) days of the delivery date prescribed by Lender which in no event shall be prior to January 15, 2009, this Note shall be in Default and the Lender shall have the right to demand immediate payment and/or exercise any and all rights hereunder or under the Loan Agreement.

2.           Allocation.   Except as otherwise provided herein, all payments made hereunder (whether in prepayment or otherwise) shall be applied against principal.

3.           Events of Default.   Each and any of the following shall constitute Events of Default:

(a)           The Maker does not provide shipments of goods ordered by the Lender within sixty (60) days of the Delivery Date requested by Lender as set forth in Section 1 hereof.

(b)           The Borrower fails to comply in any material respect with any term, obligation, covenant, or condition contained in this Note or in the Loan and Security Agreement within ten (10) days after receipt of written notice from the Lender demanding such compliance.

(c)           Any warranty or representation made to the Lender by the Borrower under this Note or in the Loan and Security Agreement proves to have been false in any material respect when made or furnished.

(d)           Any event that results in acceleration of the maturity of any indebtedness of Borrower in the outstanding principal amount of $50,000 or more, under any note, indenture, contract, or agreement.

(e)           Any levy, seizure, attachment, lien, or encumbrance of or on the Collateral which is not discharged by the Borrower within twenty (20) days and is not being disputed by the Borrower in good faith, or any sale, transfer, or disposition of any interest in the Collateral, other than in the ordinary course of business, without the written consent of the Lender.

(f)	Lender’s insolvency as set forth in the Loan Agreement.

(g)	Any other Event of Default as set forth in the Loan Agreement.

If an Event of Default should occur, Lender, at its option, may declare the outstanding principal balance of this Note, along with other fees (if any), to be immediately due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived.

Further, Maker agrees to pay all fees, costs and expenses, including reasonable attorneys’ fees and legal expenses, incurred by Lender in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

4.           Conversion.   If the Maker remains in default of this Note for over sixty (60) days, then the Lender shall have the option, but not the obligation, to convert the principal amount of the Note that remains outstanding at the time Default into fully paid and non-assessable shares of Common Stock of the Maker at $0.40 per share (the “Conversion Price”).

In case the Company shall at any time divide its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision should be proportionately reduced, and, conversely, in the case of outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the actual conversion price in effect immediately prior to such combination shall be proportionately increased.

In any reclassification or change of outstanding shares of Common Stock available for issue upon conversion of the Note (other than a change in stated value or from no par to par value) or in the case of any consolidation or merger of the Company with any other company, or in the case of the sale and conveyance to another to another company or person of the property of the Company in its entirety or substantially as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made that the Lender shall have the right thereafter to convert the Notes into the kind and amount of shares of Stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by Lender of the number of shares of Common Stock in the Company into which the Note might have been converted immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

5.           Waiver.   No delay or omission of Lender in exercising any right or power hereunder shall impair such right or power or be a waiver of any default or an acquiescence therein; and no single or partial exercise of any such right or power shall preclude other or further exercise thereof, or the exercise of any other right; and no waiver shall be valid unless in writing signed by Lender, and then only to the extent specifically set forth in such writing.  All remedies hereunder or by law afforded shall be cumulative and shall be available to Lender until the principal amount of and all interest on this Note has been paid in full.

6.           Security & Pledge.  Maker hereby acknowledges and affirms its assignment and pledge to Lender of all of the Collateral described in the Loan Agreement.

7.           Notices.  All notices, requests, demands or other communications required or permitted hereunder shall be in writing, addressed to the appropriate party as follows:

(i)	If to Lender, to:

Headgear, Inc.
3409 Chandler Creek Road
Virginia Beach, VA 23453
Attention: Jeff Watson, Chief Executive Officer

With a copy to:

Marc X. LoPresti, Esq.
Tagliaferro & LoPresti, LLP
45 Broadway, Suite 2200
New York, New York 10006

(ii)          If to Maker, to Maker’s address listed above, or to such other address as may have been designated in prior notice.  Notices may be sent by (a) overnight courier, or (b) registered or certified mail, postage prepaid, return receipt requested; and shall be deemed given (i) in the case of overnight courier, the next business day after the day sent, and (ii) in the case of mailing, three (3) business days after being mailed by registered or certified mail, and otherwise notices shall be deemed to have been given when received.

8.           Assignment.  Lender shall be permitted to assign this Note without the consent of Maker.

9.           Binding Effect.  The terms and provisions of this Note shall be binding upon Maker and its successors and permitted assigns, and shall inure to the benefit of Lender and its successors and assigns, and any subsequent holder of this Note.

10.         Governing Law.  (a) This Note shall be interpreted in accordance with and governed by the laws of the State of New York (without giving effect to any choice or conflict of laws provisions thereof).

           (b)           Each party hereto hereby irrevocably and unconditionally submits to the jurisdiction of any federal and state court in the State of New York sitting in the borough of Manhattan in the City of New York and irrevocably agrees that all actions or proceedings arising out of or relating to this Note or the transactions contemplated hereby shall be litigated exclusively in such courts.  Each party hereto agrees not to commence any legal proceeding related hereto or thereto except in such courts.  Each party hereto irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such proceeding in any such court and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto consents to process being served in any such action or proceeding by mailing a copy thereof by registered or certified mail.

                      (c)           EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  Each party hereto (a) certifies that no representative, agent or attorney of any of the other parties has represented, expressly or otherwise, that any of the other parties would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Note, by, among other things, the mutual waivers and certifications in this Section 9.

11.           Headings.  The section headings contained in this Note are intended solely for convenience of reference and do not themselves constitute a part of this Note.

12.           Severability.  If any provision of this Note or the application thereof to any person or circumstance should, for any reason and to any extent, be invalid or unenforceable, the remainder of this Note and the application of such provision to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

MAKER:

BLUE HOLDINGS, INC.

By:	/s/ Glenn Palmer
Name:	Glenn Palmer
Title:	Chief Executive Officer

LENDER:

HEADGEAR, INC.

By:	/s/ Jeff Watson
Name:	Jeff Watson
Title:	Chief Executive Officer